Sheet1

MuniYield Quality Fund, Inc.
File Number: 811-6660
CIK Number: 890196
For the Period Ending: 4/30/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six months ended April 30, 2001.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

03/27/2001	$ 4,200	Harris Co Tx Hlth Facs	5.00%	02/15/2027
04/05/2001	500	Long Island NY Pwr Auth	5.00	05/01/2033

Last Updated on 06/27/2001
By Karen Lang